                                CLASS A WARRANTS
                            TO PURCHASE COMMON STOCK
                                       OF
                               LEARNSAT.COM, INC.

      THESE WARRANTS ARE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND QUALIFICATION PROVISIONS OF APPLICABLE STATE SECURITIES LAWS. NEITHER THEY NOR THE SHARES OF COMMON STOCK FOR WHICH THEY CAN BE EXERCISED MAY BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE LAW OR, IN THE OPINION OF COUNSEL TO THE COMPANY, AN EXEMPTION THEREFROM IS AVAILABLE.

WHEREAS, at a meeting of the Board of Directors of LearnSat.Com, Inc. (the "Company") duly called and held in January 1999, the Board authorized the granting of 50,000 Class A Warrants (the "A Warrants"), each to purchase one share of the Company's Common Stock, par value $0.001, (the "Common Stock") to Robert and Barbara Oliver, 9530 West Tierra Grande, Peoria, Arizona 85381 (the "Holder") in accordance with the terms set forth herein; and

WHEREAS, these A Warrants are part of a series of A Warrants (the "Series of A Warrants"), all with the same terms and conditions as those set forth herein, which may be issued by the Company exercisable for up to an aggregate 1,250,000 shares of Common Stock; and

WHEREAS, each A Warrant permits the holder thereof, for a period terminating on December 31, 2002, to purchase one share (collectively the "A Warrant Shares") of Common Stock, initially at $2.50 per share; and

WHEREAS, the Company desires to set forth the terms of the A Warrants and the Holder desires to accept such terms;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.    Grant of Warrants.

The Company hereby grants to the Holder the right to purchase one share of Common Stock for each A Warrant granted hereby for a price of $2.50 as hereinafter adjusted (the "Exercise Price") (the shares of Common Stock for which the B Warrants may be exercised are hereinafter sometimes called the "Underlying Securities"). The A Warrants may be exercised, except as otherwise provided herein, in whole or in part at any time commencing upon the date hereof and terminating at 5:00 P.M., New York time, on December 31, 2002 (the "Expiration Date").

2.    Manner of Exercise.

The A Warrants underlying this A Warrant Agreement may be exercised in whole or in part by surrender of this A Warrant Agreement, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office, accompanied by


                               Page 1 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


payment in full in cash or by certified or official bank check to the order of the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but in no event more than 15 days after the Holder has given the aforesaid written notice and made the aforesaid payment, the Company shall, without charging stock issue or transfer taxes to the Holder, issue the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and non-assessable, and shall deliver to the Holder a certificate or certificates therefor, registered in the Holder's name. In the event of a partial exercise of this A Warrant Agreement, the Company shall also issue and deliver to the Holder a new A Warrant Agreement of like tenor, in the name of the Holder, for the exercise of the number of A Warrant Shares for which such A Warrant Agreement may still be exercised.

3.    Investment Representation.

The Holder acknowledges that A Warrants underlying this A Warrant Agreement as well as the A Warrant Shares for which these A Warrants may be exercised, have not been and, except as otherwise provided herein, will not be registered under the Securities Act of 1933 (the "Act") or qualified under applicable state securities laws and that the transferability thereof is restricted by the registration provisions of the Act as well as such state laws. The Holder represents that it is acquiring the A Warrants and will acquire the A Warrant Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such securities for any particular event or circumstance, except selling, transferring or disposing of them upon full compliance with all applicable provisions of the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and any applicable state securities laws. The Holder further understands and agrees that (i) the securities may be sold only if they are subsequently registered under the Act and qualified under any applicable state securities laws or, in the opinion of the Company's counsel, an exemption from such registration and qualification is available; (ii) Rule 144 promulgated by the Commission under the Act is not currently available for the sale of the Company's securities and, in the event that Rule 144 should become available, any routine sales thereof made in reliance upon the Rule, can be effected only in the amounts set forth in and pursuant to the other terms and conditions, including applicable holding periods, of that Rule; and (iii) except as otherwise set forth herein, the Company is under no obligation to register this A Warrant or the A Warrant Shares on its behalf or to assist him in complying with any exemption from registration under the Act. The Holder agrees that each certificate representing any A Warrant Shares for which the A Warrants may be exercised will bear on its face a legend in substantially the following form:

      These securities have not been registered under the Securities Act of 1933 or qualified under any state securities laws. They may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under that Act or qualification under applicable state securities laws without an opinion acceptable to counsel to the Company that such registration and qualification are not required.

4.    Holder Not Deemed Stockholder.

The Holder shall not, as holder of the A Warrants, be entitled to vote or to receive dividends, except as may be provided in SECTION 5 below, or be deemed the holder of Common Stock that may at any time be issuable upon exercise of the A Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the


                               Page 2 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


Holder, as holder of the A Warrants, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised the A Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

5.    Warrant Adjustments.

The Exercise Price and the number of shares purchasable upon exercise of the A Warrants shall be subject to adjustment with respect to events after the date hereof as follows:

      (a) Adjustment for Change in Capital Stock. Except as provided in PARAGRAPH 5(m) below, if the Company shall (i) declare a dividend on its outstanding Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Exercise Price in effect immediately prior to such action shall be adjusted so that if the A Warrants are thereafter exercised, the Holder may receive the number and kind of shares which he would have owned immediately following such action if he had exercised the A Warrants immediately prior to such action. Such adjustment shall be made successively whenever such an event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment the Holder upon exercise of the A Warrants may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this SECTION 5.

      (b) Subscription Offerings. In case the Company shall issue to its existing stockholders rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share (as defined in PARAGRAPH (d) below) on the record date for the determination of stockholders entitled to receive such rights, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record or granting date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record or granting date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common


                               Page 3 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only to the extent that the A Warrants are not exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

      (c) Other Rights to Acquire Common Stock. In case the Company shall distribute to all holders of its Common stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of Maker) or rights or warrants to subscribe or purchase (excluding those referred to in PARAGRAPH (b) above), then in each such case the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share (as defined in PARAGRAPH (d) below) of the Common Stock on the Record Date mentioned below less the then fair market value (as determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

      (d) Current Market Price. For the purpose of any computation under PARAGRAPH (d) of this SECTION 5, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

      (e) Action to Permit Valid Issuance of Common Stock. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the A Warrants, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price.

      (f) Minimum Adjustment. No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this PARAGRAPH (f) are not required to be made shall be carried forward and


                               Page 4 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


taken into account in any subsequent adjustment. All calculations under this
SECTION 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything to the contrary notwithstanding, the Company shall be entitled to make such reductions in the conversion price, in addition to those required by this PARAGRAPH 5(f), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

      (g) Referral of Adjustment. In any case in which this SECTION 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if the A Warrants shall have been exercised after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder the shares, if any, issuable upon such exercise over and above the shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

      (h) Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in PARAGRAPHS (a) through (d) of this SECTION 5, the A Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of the A Warrants prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

      (i) Transactions Not Requiring Adjustments. No adjustment need be made for a transaction referred to in PARAGRAPHS (a) through (c) of this SECTION 5 if the Holder is permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holder's percentage equity participation in the Common Stock upon exercise of the A Warrants. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest, the granting of options and/or the exercise of options outstanding under any of the Company's currently existing stock option plans, the exercise of currently existing incentive stock options or incentive stock options which may be granted in the future, or the exercise of any other of the Company's currently outstanding options. No adjustment need be made for a change in the par value or no par value of the Common Stock. If the A Warrants become exercisable solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

      (j) Notice of Adjustments. Whenever the Exercise Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment together with a certificate from the Company's Chief Financial Officer briefly stating
(i) the facts requiring the adjustment, (ii) the adjusted conversion price and the manner of computing it; and (iii) the date on which such adjustment becomes effective. The certificate shall be prima facia evidence that the adjustment is correct, absent manifest error.

      (k) Reorganization of Company. If the Company and/or the holders of Common Stock are parties to a merger, consolidation or a transaction in which (i) the Company transfers or leases substantially all of its assets; (ii) the Company reclassifies or changes its outstanding Common Stock; or (iii) the Common Stock is exchanged for


                               Page 5 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


securities, cash or other assets; the person who is the transferee or lessee of such assets or is obligated to deliver such securities, cash or other assets shall assume the terms of the A Warrants. If the issuer of securities deliverable upon exercise of the A Warrants is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in such assumption. The assumption agreement shall provide that the Holder may exercise the A Warrants into the kind and amount of securities, cash or other assets which it would have owned immediately after the consolidation, merger, transfer, lease or exchange if it had exercised the A Warrants immediately before the effective date of the transaction. The assumption agreement shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this SECTION 5. The successor company shall mail to the Holder a notice briefly describing the assumption agreement. If this Paragraph applies, PARAGRAPH 5(a) above does not apply.

      (l) Voluntary Reduction. The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Exercise Price is reduced, the Company shall mail to the Holder a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect. A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of PARAGRAPHS 5(a) through (c) above.

      (m) Dissolution, Liquidation. In the event of the dissolution or total liquidation of the Company, then after the effective date thereof, the A Warrants and all rights thereunder shall expire.

      (n) Notices. If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to this SECTION 5; or (ii) there is a liquidation or dissolution of the Company, the Company shall mail to the Holder a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

      (o) Determination by Company Conclusive. Any determination that the Company or its Board of Directors must make pursuant to this SECTION 5 shall be conclusive, absent manifest error.

6.    Fractional Shares.

If the number of A Warrant Shares purchasable upon the exercise of the A Warrants is adjusted pursuant to SECTION 5 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the A Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall round up to the nearest share.

7.    Inclusion of A Warrant Shares in Registration Statement; Right to
      Registration.

      (a) Holder's Right to Registration. Commencing on the date hereof and through one year after the date on which all of the A Warrants have expired and/or been exercised, upon receipt of notice (the "Registration Request Notice") requesting registration under the Securities Act of the A Warrant Shares from the holders of the majority of the A Warrants, the Company will offer to the Holder the opportunity to include his A Warrant


                               Page 6 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


Shares (the "Registrable Shares") in such registration. The Company will use its best efforts to file with the Commission as promptly as practicable, a registration statement (the "Demand Registration Statement"), utilizing year end audited financial statements, and will use its best efforts to have the Demand Registration Statement declared effective and remain effective until the earlier of two years thereafter or the date all the Registrable Shares registered thereby have been sold. The Company will also use its best efforts to qualify the Registrable Shares under the securities laws of the state where the Holder resides. This offer to the Holder shall be made within 20 days after the Company receives the Registration Request Notice. This Demand Registration right may be exercised one time only. If the Holder elects to include his Registrable Shares in the Demand Registration Statement, he will, in a timely fashion, provide the Company and its counsel with such information and execute such documents as the Company's counsel may reasonably require to prepare and process the Demand Registration Statement.

      (b) "Piggy Back" Registration Rights. If at any time after the date hereof, the Company proposes to file a Registration Statement under the Act with respect to any of its securities (except one relating to employee benefit plans), it shall give written notice of its intention to effect such filing to the Holder at least 30 days prior to filing such Registration Statement (the "Piggy-Back Registration Statement"). If the Holder desires to include its Registrable Shares in the Piggy-Back Registration Statement, he shall notify the Company in writing within 15 days after receipt of such notice from the Company, in which event the Company shall include the Holder's Registrable Shares in the Piggy-Back Registration Statement. If the Holder elects to include his Registrable Shares in the Piggy-Back Registration Statement as set forth herein, he shall, in a timely fashion, provide the Company and its counsel with such information and execute such documents as its counsel may reasonably require to prepare and process the Piggy-Back Registration Statement.

      (c) Copies of Registration Statements and Prospectuses. The Company will provide the Holder with a copy of the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, and any amendments thereto, and copies of the final prospectus included therein in such quantities as may reasonably be required to permit the Holder to sell his Registrable Shares after the Demand Registration Statement or Piggy-Back Registration Statement, as the case may be, is declared effective by the Commission.

      (d) The Company's Obligation to Bear Expenses of Registration. The Company will bear all expenses (except underwriting discounts and commission, if any, and the legal fees and expenses, if any, of counsel to the Holder) necessary and incidental to the performance of its obligations under this SECTION 7.

      (e) Indemnification. The Company and the Holder, if the Holder's Registrable Shares are included in a Registration Statement pursuant to this
SECTION 7, shall provide appropriate cross indemnities to each other covering the information supplied by the indemnifying party for inclusion in the Registration Statement.

      (f) Restriction on Sale of Registrable Shares. The Holder agrees that as a condition for the Company registering the Registrable Shares as provided in this
SECTION 7, in the event that the registration statement in which the Registrable Shares are included relates to a Public Offering to be effected through or with the assistance of an underwriter, he will consent to restrict the sale of the Registrable Shares or reduce the number of Registrable Shares that may be included in such registration in accordance with the requirements of such underwriter.

      (g) Cancellation of Registration Rights. Anything to the contrary not


                               Page 7 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


withstanding, the Company shall not be required to register any Underlying Shares which, in the reasonable opinion of the Company's counsel, may be sold pursuant to the exemption from registration provided by Section (k) of Rule 144 promulgated under the Act.

8.    Redemption.

(a) On or after the date the A Warrant Shares become registered as provided herein or may otherwise be sold publicly, on not less than thirty (30) days notice, the A Warrants may be redeemed, at the option of the Company, at a redemption price of $0.05 per A Warrant (the "Redemption Price"), provided that the reported closing price of the Common Stock equals or exceeds 150% of the then Exercise Price for a period of 30 consecutive trading days ending three trading days prior to the notice of redemption. For the purpose of this SECTION 8, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. All unexercised A Warrants in the Series of A Warrants must be redeemed if any A Warrants are redeemed.

(b) In case the Company shall desire to exercise its right to redeem the A Warrants, it shall mail a notice of redemption to the Holder, first class, postage prepaid, not later than the 30th day before the date fixed for redemption, at its last address as shall appear in the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

(c) The notice of redemption shall specify (i) the Redemption Price; (ii) the date fixed for redemption; (iii) the place where the A Warrant Certificates shall be delivered and the Redemption Price paid; and (iv) that the right to exercise the A Warrant shall terminate at 5:00 PM (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the A Warrants shall be the Redemption Date.

(d) Any right to exercise A Warrants shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder shall have no further rights except to receive, upon surrender of his A Warrants, the Redemption Price.

(e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder of one or more A Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the Redemption Price of each such A Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all of the A Warrants called for redemption, such A Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the Redemption Price, shall cease.


                               Page 8 of 10 Pages

COMMON STOCK PURCHASE WARRANTS (SERIES A)                      (1/18/99)
ISSUED BY LEARNSAT.COM, INC. TO ROBERT AND
BARBARA OLIVER DATED APRIL 12, 1999


9.    Reservation of Shares

The Company shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise of the A Warrants, such number of shares as shall from time to time be sufficient to effect the issuance of shares of Common Stock upon exercise of the A Warrants.

10.   Amendment.

This Agreement shall not be amended, modified or revoked except by agreement in writing, signed by the Company and the Holder.

11.   Governing Law.

The A Warrants shall be governed by the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the Company has caused these A Warrants to be executed on its behalf by an officer thereunto duly authorized and the Holder has executed this Agreement as of the date above written.

LEARNSAT.COM, INC.



By: ____________________________              _______________________________
    Charles Brewer, President                 Robert and Barbara Oliver


                               Page 9 of 10 Pages

                                SUBSCRIPTION FORM

                          To Be Executed by the Holder
                         in Order to Exercise A Warrants

The undersigned Holder hereby irrevocably elects to exercise the A Warrants, and to purchase the ____________________ shares of Common Stock issuable upon the exercise thereof, and requests that certificates for such shares shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                ________________________________________________

                ________________________________________________

                ________________________________________________
                     [please print or type name and address]

and be delivered to

                ________________________________________________

                ________________________________________________

                ________________________________________________
                     [please print or type name and address]

and if such number of shares of Common Stock shall not be all the shares issuable upon the exercise of the A Warrants, that new A Warrants exercisable for the balance of the shares issuable upon the exercise of the A Warrants be delivered to the Holder at the address stated below.

Dated: ___________________________            X ________________________________

                                                ________________________________

                                                ________________________________
                                                            Address


                                                ________________________________
                                                 Taxpayer Identification Number

                                                ________________________________
                                                     Signature Guaranteed

                                                ________________________________


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